EXHIBIT 21.1

Lennox International Inc. Subsidiaries

The following are the subsidiaries of Lennox International Inc. and the states or jurisdictions in which they are organized. Subsidiaries are indented below their immediate parent entity. The names of certain subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.

Name	Ownership	Jurisdiction
Lennox Industries Inc.	100%	Delaware
SEE ANNEX A

Heatcraft Inc.	100%	Delaware
Bohn de Mexico S.A. de C.V.	50%	Mexico
Frigus-Bohn S.A. de C.V.	50%	Mexico
Kysor/Warren de Mexico, S. de R.L. de C.V.	0.05%	Mexico
Kysor/Warren Services, S. de R.L. de C.V.	1%	Mexico
Lennox Participações Ltda.	.66%	Brazil
Heatcraft do Brasil Ltda.	0.01%	Brazil
Frigo-Bohn do Brasil Ltda.	99.35%	Brazil
Heatcraft do Brasil Ltda.	66.74%	Brazil
Advanced Distributor Products LLC	100%	Delaware
Heatcraft Refrigeration Products LLC	100%	Delaware
Kysor/Warren de Mexico, S. de R.L. de C.V.	99.95%	Mexico
Kysor/Warren Services, S. de R.L. de C.V.	99%	Mexico

Heatcraft do Brasil Ltda.	33.25%	Brazil

Heatcraft Technologies Inc.	100%	Delaware
Alliance Compressor LLC	24.5%	Delaware
Lennox Industries	.045%	United Kingdom
LGL France	.00013%	France

Lennox Global Ltd.	100%	Delaware
SEE ANNEX C

Lennox Procurement Company Inc.	100%	Delaware

Lake Park Insurance, Ltd.	100%	Bermuda

ANNEX A

TO

EXHIBIT 21.1

Lennox Industries Inc. Subsidiaries

Name	Ownership	Jurisdiction
Allied Air Enterprises LLC	100%	Delaware

Cheminées Sécurité International Ltée	100%	Canada

Lennox Hearth Products LLC	100%	Delaware

Lennox Industries (Canada) Ltd.	100%	Canada
LII United Products, S. de R.L. de C.V.	99.97%	Mexico
LII United Comfort Systems, S. de R.L. de C.V.	99%	Mexico
Service Experts Heating & Air Conditioning Inc.	100%	Canada

LPAC Corp.	100%	Delaware

LII United Products, S. de R.L. de C.V.	0.03%	Mexico
LII Comercial de Mexico,S. de R.L. de C.V.	0.03%	Mexico

LII United Comfort Systems, S. de R.L. de C.V.	1%	Mexico

Lennox National Account Services Inc. — California	100%	California
Lennox National Account Services LLC	100%	Florida

Service Experts LLC	100%	Delaware
SEE ANNEX B

ANNEX B

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EXHIBIT 21.1

Service Experts LLC Subsidiaries

The following are all organized in the state indicated and owned 100% by Service Experts LLC, unless otherwise noted:

Artic Aire of Chico, Inc. — California

Freschi Air Systems, Inc. — Tennessee

Service Experts Heating & Cooling LLC—Delaware

Service Experts Heating & Cooling – Massachusetts LLC

Service Experts NJ Plumbing LLC*—New Jersey

Service Experts of the Bay Area, Inc. — California

Service Experts, LLC — Florida

*	10% membership interest owned by Class B member/employee as bona fide company representative for state licensing purposes.

ANNEX C

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EXHIBIT 21.1

Lennox Global Ltd. Subsidiaries

Name	Ownership	Jurisdiction

Heatcraft Refrigeration Asia Pte Ltd.	100%	Rep. of Singapore

Lennox Asia Pacific Procurement Limited	100%	Hong Kong

LGL Europe Holding Co.	100%	Delaware
SEE ANNEX D

Lennox Participações Ltda.	99%	Brazil

Frigo-Bohn do Brasil Ltda.	1%	Brazil

LGL Belgium BVBA	0.2%	Belgium

LGL Australia (US) Inc.	100%	Delaware
SEE ANNEX E

LII Comercial de Mexico, S. de R.L. de C.V.	99.97%	Mexico

Lennox India Technology Centre Private Ltd.	0.1%	India

ANNEX D

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EXHIBIT 21.1

LGL Europe Holding Co. Subsidiaries

Name	Ownership	Jurisdiction
LGL Holland B.V.	100%	Netherlands

Lennox India Technology Centre Private Ltd.	99.9%	India
Etablissements Brancher S.A.S.	100%	France
LGL France S.A.S.	100%	France
Hyfra Ind. GmbH	0.1%	Germany
Lennox France S.A.S.	100%	France
Lennox Refac, S.A.	0.02%	Spain

LGL Belgium BVBA	99.8%	Belgium

LGL Germany GmbH	100%	Germany
Hyfra Ind. GmbH	99.9%	Germany
Lennox Deutschland GmbH	100%	Germany
LGL Deutschland GmbH	100%	Germany

Lennox Global Spain S.L.	99.98%	Spain
LGL Refrigeration Spain S.A.	100%	Spain
Lennox Refac, S.A.	99.9%	Spain
Lennox Portugal Lda	100%	Portugal

Lennox Polska sp. z.o.o.	99.5%	Poland

Lennox Benelux B.V.	100%	Netherlands
Lennox Benelux N.V./S.A.	100%	Belgium
Lennox Polska sp. z.o.o.	0.5%	Poland
Lennox Zao	5%	Russia

HCF-Lennox Limited	100%	United Kingdom

Lennox Industries	99.955%	United Kingdom

Lennox Zao	99.5%	Russia

ANNEX E

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EXHIBIT 21.1

LGL Australia (US) Inc. Subsidiaries

Name	Ownership	Jurisdiction
LGL Co Pty Ltd	100%	Australia
IGLL Pty Ltd	100%	Australia
LGL Australia Finance Pty Ltd	10%	Australia
LGL Australia Finance Pty Ltd	90%	Australia
LGL Australia Holdings Pty Ltd	100%	Australia
Heatcraft Australia Pty Ltd	100%	Australia
Heatcraft Albury Pty Ltd	100%	Australia
Heatcraft Geelong Pty Ltd	75%	Australia
Heatcraft Tasmania Pty Ltd	75%	Australia
Kulthorn Kirby Public Company Limited	7.7%	Thailand
Heatcraft New Zealand Limited	100%	New Zealand
Heatcraft Refrigeration (Wuxi) Co. Ltd.	100%	China